UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2007

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA 31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2007, Health Discovery Corporation (the “Company”) entered into a License Agreement with Clarient, Inc. (the “License Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the License Agreement.

Under the terms of the License Agreement, the Company grants to Clarient an exclusive, worldwide license, and the right to grant sublicenses to Affiliates, and, upon prior approval by the Company, to third parties, to use the Licensed Technology (defined as the four biomarkers identified in Attachment B of the License Agreement and an algorithm developed by the Company that produces predictive results based upon measured gene expression for the four biomarkers, the Licensed Patents, and the Licensed Products). The license allows Clarient to import, make, have made, use and sell any Licensed Product for diagnostic testing using gene biomarkers for differentiating clinically significant prostate cancer from other prostate conditions using biopsied prostate tissue.

The Company further grants to Clarient a right of first refusal to any additional biomarkers in the event the Company develops and desires to sell, transfer, assign or license any such biomarkers to one or more third parties. Such right of first refusal is predicated on Clarient's willingness to accept all of the Company’s terms it can negotiate with a third party.

Upon the relevant approval or clearance by the FDA of the diagnostic test for prostate cancer, the foregoing license shall become an exclusive license within the Field of Use in the Licensed Territory with respect to the commercial reference laboratory field and a nonexclusive license with respect to the academic and research fields.

Notwithstanding the exclusivity of the license, in the event that the Company elects to own and/or operate one or more laboratories, then the Company’s laboratories shall be able to utilize, or have a license under, the Licensed Technology to import, make, have made, use and sell Licensed Products worldwide.

In consideration of granting the license to Clarient, Clarient shall pay to the Company thirty percent (30%) of the Net Proceeds received by Clarient or an Affiliate of Clarient with respect to all Tests of Licensed Products during the term of the License Agreement. After FDA approval, the Company may license academic and research laboratories and shall pay to Clarient fifteen percent (15%) of the Company’s Net Proceeds. Additionally, the Company shall pay to Clarient fifteen percent (15%) of the Company’s Net Proceeds received from the operations of the Company’s laboratories with respect to all Tests of Licensed Products during the term of the License Agreement.

A copy of the License Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in its entirety in this Item 1.01 disclosure.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1  License Agreement between Health Discovery Corporation and Clarient, Inc. dated July 31, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: August 3, 2007	By:	/s/ Daniel R. Furth
Daniel R. Furth Executive Vice President and Principal Financial Officer

3